                                                                    EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT



                                                                                       JURISDICTION
                                                                                            OF
        NAME                                                                          INCORPORATION
----------------------                                                                -------------
Taylor Companies, Inc.                                                                    Texas